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                                                                     EXHIBIT 4.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-30072) pertaining to the Galileo Technology Ltd. 1997 Employees' Stock Option Plan and Galileo Technology Ltd. 1997 GTI Stock Option Plan, in the Registration Statement (Form S-8 No. 333-30078) pertaining to the Galileo Technology Ltd. 1997 Employee Stock Purchase Plan, and in the Registration Statement (Form S-8 333-63205) pertaining to the Galileo Technology Ltd. 1998 Nonemployee Directors' Stock Option Plan of our report dated January 14, 2000, except for note 12 as to which the date is February 29, 2000, with respect to the consolidated financial statements and schedule of Galileo Technology Ltd. included in the Annual Report (Form 20-F) for the year ended December 31, 1999.


                                            /s/ Ernst & Young LLP


Palo Alto, California
May 16, 2000